Exhibit (a)(1)(h)

FORM OF INITIAL REMINDER E-MAIL TO ELIGIBLE OPTION HOLDERS

As outlined in an e-mail dated May 15, 2007 and in the documents which were provided in that e-mail, recently enacted Internal Revenue Code Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% tax and interest charges) on stock options that were granted at a discount from fair market value (“discount options”) and which vest after December 31, 2004.

Sigma has determined that certain of your stock options may be affected by Section 409A because they were or may have been granted at a discount from fair market value. Sigma has offered you the opportunity to avoid the adverse tax consequences of Section 409A by amending certain eligible options and making a cash payment. Note that you must act by Wednesday, June 13, 2007 and accept the offer to avoid the adverse tax consequences of Section 409A. All of the details of Sigma’s offer to you are included in the e-mail dated May 15, 2007. For more information on how to participate in the offer you may contact: Kit Tsui or Maggie Anderson, Sigma Designs, Inc., 1221 California Circle, Milpitas, CA 95035 or by telephone at: (408) 262-9003.

FORM OF ADDITIONAL REMINDER E-MAIL TO ELIGIBLE OPTION HOLDERS

As outlined in an e-mail dated May 15, 2007 and in the documents which were provided in that e-mail, recently enacted Internal Revenue Code Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% tax and interest charges) on stock options that were granted at a discount from fair market value (“discount options”) and which vest after December 31, 2004.

Sigma has determined that certain of your stock options may be affected by Section 409A because they were or may have been granted at a discount from fair market value. Sigma has offered you the opportunity to avoid the adverse tax consequences of Section 409A by amending certain eligible options and making a cash payment. Note that you must act by Wednesday, June 13, 2007 and accept the offer to avoid the adverse tax consequences of Section 409A. All of the details of Sigma’s offer to you are included in the e-mail dated May 15, 2007. For more information on how to participate in the offer you may contact: Kit Tsui or Maggie Anderson, Sigma Designs, Inc., 1221 California Circle, Milpitas, CA 95035 or by telephone at: (408) 262-9003.